Exhibit 10.5

SHARE PURCHASE AGREEMENT

(Martens-Silver Falcon Mining)

This Share Purchase Agreement (this “Agreement”) is executed to be effective as of January 22, 2009 (“Effective Date”) by and among DEEP ROCK, INC., an Idaho corporation (“Deep Rock or the Company”), WILLIAM MARTENS, an individual resident in Melba, Idaho ("Seller") and SILVER FALCON MINING, CO., a Delaware corporation (“Purchaser”).

RECITALS

A.

Deep Rock, Inc. is an independently owned Idaho corporation, which has been involved in mining operations on War Eagle Mountain in Owyhee County, Idaho.

B.

Seller is the President and sole shareholder of Deep Rock and owns all of the ONE MILLION (1,000,000) authorized and issued shares of common stock of the Company (“Shares”).

C.

Seller is willing to make certain disclosures on behalf of Deep Rock in order to facilitate Purchaser’s due diligence inquiries and commitment to enter into this Agreement.

D.

Seller desires to sell all of the Shares, along with certain assets used in connection with Deep Rock’s business and detailed on Exhibit A, attached hereto (“Assets”).  Purchaser wishes to buy all of Seller’s Shares and the identified Assets.

E.

Deep Rock’s Board of Directors and its sole shareholder have approved Seller’s sale of his Shares and those Assets detailed on Exhibit A, as evidenced by their execution of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties set forth in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Purchase and Sale of Shares.  At Closing, as defined below, Seller agrees to sell and deliver to Purchaser the Shares and Purchaser agrees to purchase the Shares from Seller and deliver the consideration as detailed in Section 2 below.

(a)

Purchase of Certain Motor Vehicles.

Seller has certain motor vehicles, trailers and commercial vehicles that have been used in Deep Rock’s business.  Seller agrees to sell to Purchaser those motor vehicles identified on Exhibit A.

Purchaser agrees to purchase the motor vehicles from Seller for the consideration detailed below. Seller has provided Buyer with original Motor Vehicle titles and current odometer readings, if required.

(b)

MHSA Mine Identification Number.  On March 26, 2008, Deep Rock was assigned the MSHA Identification Number 10-02152 (“MSHA ID Number”) by the U.S. Department of Labor, Mine Safety and Health Administration for its processing plant located in Melba, Idaho.  A copy of the submitted application and e-mail confirming the identification number are attached hereto as Exhibit B.

2.

Barn Lease.  Seller has a three (3) year lease for a barn located on certain government lots in Ada County, Idaho (“Lease Agreement”), where Seller stores the motor vehicles identified on Exhibit A.  A copy of the Lease Agreement is attached hereto as Exhibit C.  Upon Closing, Purchaser shall assume all of the obligations of the Lease Agreement.  Seller paid the entire rent due during the term of the Lease Agreement with on a lump sum payment of Eighteen Thousand dollars ($18,000.00).  Seller shall be responsible for payment of all fees, on a pro-rata basis, through 5:00 pm on the Closing Date.

3.

Bank Account Balance.  As of January 19, 2009, Deep Rock’s U.S. Bank checking account ending in “7838” has a balance of Thirty Nine Thousand Seven Hundred Seventy Nine Thousand and 72/100 ($39,779.72).  Seller agrees to convey this bank account to Purchaser and Purchaser agrees to purchase this account and its balance from Seller and deliver the consideration as detailed in Section 2 below.  A copy of Seller’s January 19, 2009 bank statement is attached hereto as Exhibit D.

4.

Current Debt.  As of the Closing Date, Deep Rock’s outstanding debt includes: (a) an invoice of approximately One Thousand dollars and no/100 ($1,000.00) due the Company’s accountant, Richard Johannsen, of Keller Johannsen, CPA, located at 700 E. Franklin Rd., Ste 125, Meridian, Idaho 83642; (b) approximately Two Hundred dollars and no/100 ($200.00) due to Idaho Power for the period November 4, 2008 through December 5, 2008; and (c) and a current invoice is pending from the repair of a compressor wheel mounting which shall be complete after Closing.  Seller represents and warrants that Deep Rock has no other outstanding debts or financial obligations.  Seller shall indemnify, defend and hold harmless Purchaser from any and all claims, losses, damages or litigation in any way arising out of or pertaining to any outstanding financial obligations of the Company prior to the Closing Date.  Copies of these outstanding debts are attached hereto as Exhibit E.  Immediately following Closing or upon receipt, Purchaser shall pay all of the fore-mentioned debts in full.

(a)

Debt Owed to Seller by Deep Rock.  During the course of Deep Rock’s business, Seller has loaned Deep Rock approximately Three Hundred Ten Thousand Eight Hundred Thirty-two dollars and 80/100 (“Shareholder Loan”).  Deep Rock has repaid approximately Seventy Five Thousand dollars and no/100 ($75,000.00) to Seller.  The outstanding balance of the Shareholder Loan is Two Hundred Thirty Five Thousand Eight Hundred Thirty-Two dollars and 80/100 ($235,832.80).  Seller and Purchaser agree that upon Closing this loan shall be considered paid in full.

5.

Closing Balance Sheet as of Closing Date.  Within ten (10) business days following the Closing Date, Purchaser and Seller shall make certain a final tax statement reflecting the value of the Company and the Company’s closing balance sheet as of the Closing Date (the “Statement”) are prepared and delivered to both parties as prepared by the Company’s accountant.

6.

Limited Liability for Purchase of Assets.  Purchaser shall purchase the fore-mentioned Assets and assume the liabilities of the Company at the same price and on the same terms and conditions herein provided for the purchase of the Shares. Seller shall indemnify, defend, and hold harmless Purchaser from all claims, losses, damages or litigation arising out of or pertaining to the Assets and liabilities as set forth in this Agreement.

7.

Purchase Price.  At Closing, Purchaser shall issue to Seller an aggregate total of SEVEN MILLION SEVEN HUNDRED NINETEEN THOUSAND TWO HUNDRED THIRTY FIVE (7,719,235) free trading shares of Silver Falcon Mining, Co. (the “Purchase Price”) for the purchase of the Shares and the Assets detailed above.  At Closing, Seller shall sign all of the restricted shares delivered to Murphy Law Office by Silver Falcon and the restricted shares shall be returned to Silver Falcon.

(a)

Payment of Purchase Price.  At Closing, Purchaser shall issue and deliver an aggregate of Sixteen (16) Silver Falcon Mining, Co. stock certificates to Seller.  All stock certificates shall be issued in the name of William Martens.  Fifteen (15) stock certificates shall be for Five Hundred Thousand (500,000) shares each and one (1) stock certificate shall be issued for Two Hundred Nineteen Thousand Two Hundred Thirty Five (219,235) shares of Silver Falcon Mining Co. common stock.

8.

No Other Assumption of Liabilities, Obligations or Going Concern.  Except as detailed in this Agreement, Purchaser shall not assume, nor be obligated to pay, perform, discharge or guarantee any indebtedness, liabilities or other obligations of Seller or Seller’s business.  However, Purchaser is aware of the following items that may come due to Deep Rock as detailed below:

(a)

Return of $5,000 Performance Bond.  Deep Rock was issued Land Use Permit IDI-36198 by the United States Department of Interior Bureau of Land Management (“Land Use Permit”) for the 2008 mining season.  The Land Use Permit expired on December 31, 2008.  The Land Use Permit allowed Deep Rock to transport mineral materials across public land and the use and maintenance of the War Eagle Road.  As part of the application for the Land Use Permit, Deep Rock was required to establish and deposit with the BLM a Five Thousand dollar ($5,000.00) performance bond for the 2008 mining season (“Performance Bond”).  The Performance Bond is due to be returned to Deep Rock after an inspection is completed of War Eagle Road in approximately June 2009.  A copy of the Land Use Permit and Performance Bond are attached hereto as Exhibit F.

(b)

Return of $20,000 Deposit under Memorandum Agreement.  Deep Rock entered into that certain Memorandum Agreement dated October 6, 2008 by and among Owyhee County and Earll Excavation, Inc., where by Silver Falcon Mining, Co. retained Earll to haul ore tailings from the War Eagle Complex (the, “Mine”) and for Earll to maintain, repair, improve and ensure the safe use of the roads accessing the Mine pursuant to the Silver City Road Use Plan.  Silver Falcon, on behalf of Deep Rock deposited Twenty Thousand Dollars and no/100 ($20,000.00) with Owyhee County (“Deposit”).  The Deposit has been released to Silver Falcon after Owyhee County determined that all necessary road repairs have been completed.  A copy of the Memorandum Agreement is attached hereto as Exhibit G.

(c)

Seller’s Obligations Prior to Closing Date.  Seller shall be obligated to pay, perform, discharge or guarantee any indebtedness, liabilities or other obligations of Seller and Seller’s business to any person or entity including, without limitation, Seller’s suppliers or government authorities, whether fixed, absolute or contingent, disputed or undisputed, disclosed or undisclosed, or those of any other person or entity, whether arising, incurred, or accrued prior to and through the Closing Date.

(d)

Purchaser’s Obligations Following Closing Date.  Effective as of 5:00 pm on the Closing Date, the Purchaser shall establish its own new, separate, distinct business relationships with any suppliers or governmental authorities related to or arising out of Purchaser’s business and its acquisition of the Shares and Assets under this Agreement.  Purchaser shall be obligated to pay, perform, discharge or guarantee, any indebtedness, liabilities or other obligations of Purchaser and Purchaser’s business to any person or entity including, without limitation, Purchaser’s employees, customers, vendors, suppliers or government authorities, whether fixed, absolute or contingent, disputed or undisputed, disclosed or undisclosed related to or arising out of  Purchaser’s business and its acquisition of the Shares and Assets under this Agreement, whether arising, incurred or accrued after 5:00 pm on the Closing Date.

9.

Prior to Closing.  Prior to Closing, Seller shall be allowed to have its agents, Bill Earll and Kim Moon inspect Seller’s processing plant located at 200 Potato Road in Melba, Idaho to confirm all machinery is in place and in adequate working condition.

10.

Closing.  The Closing ("Closing") on the sale of the Shares and Assets shall take place at the offices of Murphy Law Office located at 847 E. Fairview Ave., Meridian, Idaho by January 23, 2009, or on such other date (the "Closing Date"), as the parties mutually agree.

(a)

Deliveries at Closing.  At Closing, Deep Rock and Seller shall deliver the following documents:

(i)

The original endorsed certificate(s) representing the Shares.

(ii)

Resignation from each member of the Board of Directors and all officers of the Company.

(iii)

Resignation of Seller, as sole shareholder of the Company.

(iv)

All of Deep Rock’s Articles of Incorporation, By-laws, minutes and any other corporate records and historical information, maps, records and any other Company information.

(v)

The original vehicle titles for the motor vehicles detailed on Exhibit A.

(vi)

Copy of Lease Agreement.

(vii)

Complete copies of all documentation related to the Shareholder Loan.

(viii)

The Nondisclosure and Confidentiality Agreement as detailed in Section 17e of this Agreement.

(b)

Deliveries at Closing.  At Closing, Purchaser shall deliver the following documents:

(i)

Purchase Price, in the form of stock certificates, as detailed in Section 7a of this Agreement.

(ii)

The Nondisclosure and Confidentiality Agreement as detailed in Section 17e of this Agreement.

(c)

Closing Expenses.  Purchaser shall be responsible for all transfer and other taxes relating to the transfer of the Shares and Assets, except all of Seller’s, and any of Deep Rock’s, income taxes prior to the Closing Date.

11.

Representations, Warranties, and Covenants of Deep Rock.  Deep Rock hereby represents and warrants to, and covenants with Seller and Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)

Standing of Deep Rock. Deep Rock is a privately held Idaho corporation, authorized to do business in the state of Idaho and is currently in good standing.  Deep Rock has full power and authority to enter into this Agreement and hereby approves of Seller’s desire to sell the Shares and Assets to Purchaser.

(b)

Authorization.  The execution, delivery and consummation of this Agreement by Deep Rock has been duly approved in accordance with applicable law and any documents or instruments governing Deep Rock or compliance with such obligations have been waived.  The execution, delivery and consummation of this Agreement by Deep Rock will not, with the passage of time, the giving of notice, or otherwise, cause Deep Rock to be in violation or breach of any law, regulation, contract, agreement, or other restriction to or by which Deep Rock, the Shares or Assets are subject or bound.

(c)

No Claims or Guarantees.  Neither the Shares nor the Assets are subject to any pending, threatened, or likely federal, state or local liens, proceedings, claims, liabilities or actions.  Deep Rock has not guaranteed the performance of the Shares or warranted the merchantability or fitness of any of the Assets for any particular use.  Nor did Deep Rock agree to indemnify any person against any loss associated with the performance of the Shares or Assets.

(d)

Binding Agreement.  Upon Deep Rock’s execution of this Agreement, this Agreement will be binding and enforceable against Deep Rock in accordance with its terms.

(e)

Title to Shares.  To Deep Rock’s knowledge Seller has good and free title to the Shares.

(f)

Title to Assets.  Deep Rock has good and free title to the Assets.

(g)

Tax Matters.  Deep Rock has timely filed all tax returns required to be filed by the date of this Agreement with respect to taxes imposed on the Company, and the Company has paid all taxes shown to be due on such returns.  To the knowledge of Seller, there are no liens for taxes upon the Shares or Assets of the Company, except liens for current taxes not yet due.

(h)

Insurance.  All of the material assets of Deep Rock are insured for the Company’s benefit.

12.

Representations, Warranties, and Covenants of Seller.  Seller hereby represents and warrants to, and covenants with Purchaser and Deep Rock, as of the date hereof and as of the Closing Date, as follows:

(a)

Standing of Seller.  Seller has full power and authority to enter into this Agreement and to sell the Shares and Assets to Purchaser.

(b)

Authorization.  The execution, delivery and consummation of this Agreement by Seller has been duly approved in accordance with applicable law and any documents or instruments governing Seller or Seller’s obligations regarding the Shares and Assets or compliance with such obligations has been waived.  The execution, delivery and consummation of this Agreement by Seller will not, with the passage of time, the giving of notice, or otherwise, cause Seller to be in violation or breach of any law, regulation, contract, agreement, or other restriction to or by which Seller, the Shares or Assets are subject or bound.

(c)

No Claims or Guarantees.  To the best of Seller’s knowledge, the Shares and Assets are not subject to any pending, threatened, or likely federal, state or local liens, proceedings, claims, liabilities or actions.  Seller has not guaranteed the performance of the Shares or warranted the merchantability or fitness of any of the Assets for any particular use.  Nor did Seller agree to indemnify any person against any loss associated with the performance of the Shares or Assets.

(d)

Environmental and Mining Laws.  To the knowledge of Seller, Deep Rock is in compliance with all environmental and mining laws, which compliance includes, but is not limited to (i) the possession by Deep Rock of all permits and other governmental authorizations required under all applicable environmental and mining laws and compliance with the terms and conditions thereof, and (ii) compliance relating to the mining, safety, transporting and reclamation of mining areas.

(i)

Deep Rock has received no notice from any governmental entity alleging that it is not in compliance with environmental or mining laws, and there are no circumstances known to the Seller that may prevent or interfere with material compliance in the future.  Seller has made available to Purchaser all material information in his possession or reasonably available to Deep Rock regarding environmental and mining matters pertaining to the environmental and mining conditions relevant to Deep Rock’s business.

(ii)

Seller is not aware of any asserted claim, action, cause of action, investigation, or written notice by any person or entity alleging potential liability of Deep Rock (including, without limitation, potential liability for investigatory costs, cleanup or reclamation costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (i) the presence of any hazardous material or dangerous mining conditions on the premises of War Eagle Mountain, or (ii) circumstances known to Seller forming the basis of any violation, or alleged violation, of any environmental or mining law, that in either case is pending or threatened against Deep Rock or any of its Assets.

(iii)

To the knowledge of Seller, there have been no mining practices or accidents by Deep Rock or the presence of any pollutants, or contaminants on, or from the Lease Agreement that could subject Purchaser to liability under any Environmental or mining laws.

(e)

Leased Real Property.  With respect to the real property under the Lease Agreement, Deep Rock is the tenant and Deep Rock’s leasehold interest under the lease is free and clear of any encumbrances.  The Lease Agreement is valid, binding, and in full force and effect, and all rent or other sums and charges payable by Deep Rock are current. Seller has paid the Eighteen Thousand dollars ($18,000.00) lump sum payment required by the Lease Agreement.  To Seller’s knowledge, Deep Rock has performed all material obligations imposed upon it under the Lease Agreement.  Neither the Company nor Seller is in default in any material respect, nor is there any event which with notice or elapse of time, or both, would constitute a material default under the Lease Agreement.  Deep Rock has not received written notice that landlord intends to cancel, terminate, or refuse to renew the Lease Agreement.  Deep Rock is not a party to any sublease, assignment, or similar arrangement by which Deep Rock is a sublessor or assignor.  Seller is not aware of any pending, threatened, or contemplated proceedings, claims, or material disputes affecting the Lease Agreement.

(f)

Compliance Laws.  To the knowledge of Seller, Deep Rock is not in violation of (i) any applicable order, judgment, injunction, award, or decree.  All Parties agree that the City of Melba considers the “Mill Site” located at 200 Potato, Melba Idaho to be in violation of ordinances, regulations, or other requirements of  governmental entities that are material to the Company’s business.  The Buyer purchases the shares with full knowledge of these matters and issues.

(g)

No Breach.  To the best of Seller’s knowledge, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not violate or conflict with any of the Articles of Incorporation or Bylaws of the Company, (ii) do not now, and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which Seller or Deep Rock may be bound or affected or to which Seller or Deep Rock is a party, (iii) will not violate any order, writ, judgment, injunction, ruling, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller or upon the assets, properties or business of Deep Rock, and (iv) will not violate any statute, law, or regulation of any jurisdiction as such statute, law, or regulation relates to Seller or to the assets, properties, or business of Deep Rock.

(h)

Legal Proceedings.  To the best of Seller’s knowledge, there are no outstanding relevant material orders, actions, suits, claims, judgments, injunctions, writs, consents, awards or decrees against or involving Seller or Deep Rock.

(i)

Binding Agreement.  Upon Seller’s execution of this Agreement, this Agreement will be binding and enforceable against Seller in accordance with its terms.

(j)

Title to Shares.  Seller has good and free title to the Shares.

(k)

Tax Matters.  Seller has timely filed all tax returns required to be filed by the date of this Agreement and Seller has paid all taxes shown to be due on such returns.

13.

Representations, Warranties, and Covenants of Purchaser.  Purchaser hereby represents and warrants to, and covenants with, Deep Rock and Seller, as of the date hereof and as of the Closing Date, as follows:

(a)

Standing of Purchaser.  Purchaser has full power and authority to enter into this Agreement and to buy the Shares and Assets from Seller.

(b)

Authorization.  The execution, delivery and consummation of this Agreement by Purchaser has been duly approved in accordance with applicable law and any documents or instruments governing Purchaser or Purchaser’s obligations regarding the Shares and Assets, or compliance with such obligations has been waived.  The execution, delivery and consummation of this Agreement by Purchaser will not, with the passage of time, the giving of notice, or otherwise, cause Purchaser to be in violation or breach of any law, regulation, contract, agreement, or other restriction to or by which Purchaser, the Shares or Assets are subject or bound.

(c)

Tax Matters.  Purchaser has timely filed all tax returns required to be filed by the date of this Agreement and Purchaser has paid all taxes shown to be due on such returns.

(d)

No Breach.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not violate or conflict with any of the Articles of Incorporation or Bylaws of Purchaser, (ii) do not now, and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which Purchaser or its properties may be bound or affected or to which Purchaser is a party, (iii) will not violate any order, writ, judgment, injunction, ruling, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Purchaser or upon the assets, properties or business of Purchaser, and (iv) will not violate any statute, law, or regulation of any jurisdiction as such statute, law, or regulation relates to Purchaser or to the assets, properties, or business of Purchaser.

(e)

Legal Proceedings.  There are no outstanding relevant material orders, actions, suits or claims judgments, injunctions, writs, consents, awards or decrees against or involving Purchaser which would have a negative impact upon this Transaction.

(f)

Binding Agreement.  Upon Purchaser’s execution of this Agreement, this Agreement will be binding and enforceable against Purchaser in accordance with its terms.

(g)

Investment Purposes.  Purchaser is purchasing the Shares for investment purposes only and not for distribution or resale purposes

14.

Indemnification by Deep Rock to Purchaser.  Deep Rock, hereby agrees to indemnify, defend and hold harmless Purchaser from all claims asserted against, resulting to, imposed upon, or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Deep Rock which occurred prior to Closing or was contained in or made pursuant to this Agreement, or (b) the breach of any covenant Deep Rock or Seller made prior to or contained in this Agreement.

15.

Indemnification by Deep Rock and Purchaser to Seller.  Deep Rock and Purchaser, hereby jointly and severally indemnify, defend and hold harmless Seller from all claims asserted against, resulting to, imposed upon, or incurred by any such person, directly or indirectly, by reason of any claims, proceedings, liabilities or actions of Deep Rock arising or occurring on or after 5:00 pm on the Closing Date.

16.

Indemnification by Seller.  Seller, hereby agrees to indemnify, defend and hold harmless Purchaser and Deep Rock from and against all claims asserted against, resulting to, imposed upon, or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement, (b) defend and hold harmless Purchaser from all claims asserted against, resulting to, imposed upon, or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from any claims, proceedings, liabilities or actions of Deep Rock arising or occurring prior to 5:00 pm on the Closing Date, and (c) the breach of any covenant of Seller contained in this Agreement. Notwithstanding the foregoing, Seller shall have no obligation to indemnify Purchaser or Deep Rock under this Section 14 for claims related to acts or circumstances resulting in the inaccuracy or breach of any representation, warranty or covenant if Purchaser or Deep Rock had actual knowledge of such circumstances on or before the Closing Date.  Seller’s liability under this section shall be unlimited.

17.

Nondisclosure and Confidentiality.  All information shared by Silver Falcon in connection with this Agreement shall be held in strict confidence for a period of two (2) years from the Closing Date pursuant to the terms and conditions of that certain Nondisclosure and Confidentiality Agreement attached hereto as Exhibit H.

18.

Conditions to Obligations of Purchaser.  Purchaser’s obligations under this Agreement are subject to the fulfillment, at or before Closing, of each of the following conditions:

(a)

Representations and Warranties.  All of Deep Rock’s and Seller’s representations and warranties in this Agreement shall be true in all material respects as of the date of this Agreement and at Closing, with the same force and effect as though made at Closing.

(b)

Performance; No Default.  Deep Rock and Seller shall have performed, observed and complied with in all material respects all of their obligations and conditions as required to be performed, observed or complied with, by the terms of this Agreement, at or prior to Closing.

19.

Conditions to Obligations of Deep Rock and Seller.  Deep Rock’s and Seller’s obligations under this Agreement are subject to the fulfillment, at or before Closing, of each of the following conditions:

(a)

Representations and Warranties.  All of Purchaser’s representations and warranties in this Agreement shall be true in all material respects as of the date of this Agreement and at Closing, with the same force and effect as though made at Closing.

(b)

Performance; No Default.  Purchaser shall have performed, observed and complied with in all material respects all of Purchaser’s obligations and conditions as required to be performed, observed or complied with, by the terms of this Agreement, at or prior to Closing.

(c)

Shareholder & Board of Directors’ Consents.  Seller, as the sole shareholder and Deep Rock’s Board of Directors shall approve of the sale of Shares and Assets to the Purchaser, as evident by their signatures on this Agreement.

(d)

Spousal Consent.  Seller’s spouse has provided her written consent approving of the sale of the Shares and Assets to the Purchaser, as evident by her signature on this Agreement.

(e)

Indemnity Agreement for Deep Rock’s Business and Personal Guarantees.  Deep Rock, Purchaser and Seller shall enter into an Indemnity Agreement in substantially the form attached hereto as Exhibit H, under which Deep Rock and Purchaser shall indemnify Seller against any claims related to Deep Rock’s business operations, liabilities and personal guarantees.

20.

Further Assurances and Assistance.  Seller shall, from time to time, at the request of Purchaser, take or cause to be taken all such further actions as Purchaser may reasonably request, and as may be reasonably necessary in order for the title, possession and control of the Shares and Assets to vest in Purchaser.  Purchaser shall, from time to time, at the request and at the cost and expense of Seller, take such action as Seller may reasonably request to assist Seller in complying with all laws applicable to the consummation of the transactions contemplated by this Agreement.

21.

Post Closing Adjustments.

The parties agree regarding the following post-Closing matters:

(a)

The parties also agree to that the Company’s Closing Balance Statement shall be prepared as detailed in Section 5 of this Agreement.

22.

Miscellaneous.

(a)

Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the matters set forth in this Agreement as of the Effective Date; it supersedes all prior oral or written agreements of the parties as to the matters set forth in this Agreement.

(b)

Idaho Uniform Securities Act 2004.  The exchange of equity detailed in this Agreement shall comply with the rules and regulations detailed in the Idaho Uniform Securities Act 2004.

(c)

Amendment.  At any time before the Closing, the parties may amend or modify this Agreement only by a written instrument signed by all parties.

(d)

Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Idaho.

(e)

No Third Party Beneficiary.  No term or provision of this Agreement or the exhibits to this Agreement is intended to be, nor may any term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party to this Agreement (including, without limitation, any broker), and no other person, firm, corporation or entity has any right or cause of action under this Agreement.

(f)

Incorporation by Reference.  All exhibits to this Agreement are fully incorporated into this Agreement as though set forth in full.

(g)

Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

(h)

Notices.  All notices required or permitted to be given hereunder shall be in writing, and shall be valid and sufficient if dispatched by electronic mail, regular mail, postage prepaid, or by facsimile transmission, addressed as follows:

If to Seller:

William Martens

14424 S. Can-Ada Rd.

Melba, ID  83641

If to Purchaser:

Silver Falcon Mining, Co.

7322 Manatee Ave. West, Ste. 299

Bradenton, FL 34209

With a copy to:

Murphy Law Office

847 E. Fairview Ave.

Meridian, ID  83680

Any party may change its address by providing a written notice to the other parties.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

{Signatures on Next Page}

SELLER

______________________________

William Martens

PURCHASER

SILVER FALCON MINING, CO., a Delaware

corporation

By: ______________________________

      Pierre Quilliam, President

DEEP ROCK

DEEP ROCK, INC., an Idaho corporation

By:_____________________________

     William Martens, President, Director and Sole

      Shareholder

DEEP ROCK, INC.’S BOARD OF DIRECTORS

_____________________________________

William Marten, Director

       _____________________________________

______________, Director

SHAREHOLDER’S SPOUSE CONSENT

_______________________________

Lu Tang